EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                   STATE OR OTHER JURISDICTION OF
                NAME OF SUBSIDIARY                                  INCORPORATION OR ORGANIZATION
-------------------------------------------------------------------------------------------------
Sterling Financial Services Company, Inc.                                       New York

Sterling Banking Corporation                                                    New York

Sterling Bancorp Trust I                                                        Delaware

Sterling Real Estate Abstract Holding Company, Inc.                             New York

  SBC Abstract Company, LLC                                                     New York

Sterling National Bank                                                          U.S.A.

  Sterling Factors Corporation                                                  New York

  Sterling National Mortgage Company, Inc.                                      New York

  Sterling National Servicing, Inc.                                             Virginia

  Sterling Holding Company of Virginia, Inc.                                    Virginia

     Sterling Real Estate Holding Company, Inc.                                 New York

  Sterling Trade Services, Inc.                                                 New York

     Sterling National Asia Limited, Hong Kong                                  Hong Kong

NOTE: All subsidiaries are 100% owned except for SBC Abstract Company, LLC which is 51% owned.

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